Exhibit 10.1

COMMERCIAL SUPPLY AGREEMENT

This Commercial Supply Agreement (the “Agreement” or “Supply Agreement”) is entered into as of the last date of signature below (the “Effective Date”) by and between Revance Therapeutics, Inc., a corporation organized and existing under the laws of Delaware, having a place of business at 7555 Gateway Boulevard, Newark, CA 94560 (“Company”) and Lyophilization Services of New England, Inc., a corporation organized and existing under the laws of New Hampshire, having its principal place of business at 23 Commerce Drive, Bedford, NH 03110 (“Supplier”). Company and Supplier are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Company desires for Supplier to design and build a dedicated manufacturing suite on Supplier’s premises, and to manufacture and supply certain products to Company or its designee, for use either in the form supplied by Supplier or after incorporation or further modification by or on behalf of Company, and Supplier agrees to perform such work, all on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the receipt and sufficiency which are hereby acknowledged, Company and Supplier hereby agree as follows.

1.    Definitions. Capitalized terms used in this Agreement shall have the meanings set forth below:

1.1    “Affiliate” of a Person or a Party means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.2    “[*]” shall mean [*].

1.3    “Applicable Laws” means all relevant federal, state and local laws, statutes, rules, and regulations of the United States (including US Territories), Canada and EU that are applicable to a Party’s activities hereunder, and in any other jurisdictions which the Parties have mutually agreed upon in the Product Appendixes hereto, or where a Product is filed for Regulatory Approval (with prior notice from Company to Supplier), including without limitation cGMP if applicable.

1.4 “[*] Minimum(s)” means the applicable number of [*] of Product (or any combination of Products) to be purchased by Company from Supplier [*], following Regulatory Submission, as set forth in Section 10.8 of this Agreement.

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

1.5    “[*] Minimum Value(s)” means the invoiceable value of Commercial Manufacturing of Product(s) produced [*] from manufacturing the applicable [*] Minimum, as set forth in Section 10.8 of this Agreement.

1.6    “Batch” shall mean a specific quantity of Product produced in a single manufacturing cycle that is expected to be homogeneous within specified limits. The Batch size for each Product is set forth in Exhibit A and B, respectively, attached hereto and incorporated herein by reference.

1.7    “Batch Records” means the documents and other records that are produced in connection with the manufacture of a particular Batch of the Product using the Master Batch Record and which relate specifically to such batch of Product.

1.8    “Binding Forecast” has the meaning set forth in Section 10.2.

1.9    “Business Days” means a day other than a Saturday, Sunday, or a day on which banking institutions are closed in New Hampshire.

1.10    “Business Review Meeting” has the meaning set forth in Section 13.

1.11    “Certificate of Processing” means a document, signed by an authorized representative of Supplier, attesting that a particular batch of the Product was manufactured in accordance with cGMP requirements, Applicable Law, and the Master Batch Record.

1.12    “cGMP” shall mean current good manufacturing practice and standards for the production of pharmaceutical intermediates and active pharmaceutical ingredients applicable to both commercial and investigational quantities of compounds (as applicable), as set forth in: (a) Parts 210 and 211 of Title 21 of the U.S. Code of Federal Regulations (21 CFR 210 and 21 CFR 211); and (b) European Community Directive 2003/94/EC and the Rules Governing Medicinal Products in the European Union, Volume 4 (Medicinal Products for Human and Veterinary Use: Good Manufacturing Practice), in each case, as may be amended from time to time after the Effective Date, and as interpreted by ICH Harmonised Tripartite Guideline, Quality Risk Management (Q9) and ICH Harmonised Tripartite Guideline, Pharmaceutical Quality System (Q10).

1.13    “Claims” has the meaning set forth in Section 22.1.

1.14    “Clinical Batches” shall mean any cGMP batches that will be used by Company in Clinical Trials.

1.15    “Company Contribution” shall mean the portion of the Total Cost that will be covered by Company pursuant to Section 5.2 and paid according to the schedule in Section 5.4.

1.16    “Company Debarment” has the meaning set forth in Section 20.2.

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

1.17    “Company Indemnitees” has the meaning set forth in Section 22.1.

1.18    “Company Inventions” has the meaning set forth in Section 18.2.2.

1.19    “Contract Year” has the meaning set forth in Section 23.1.

1.20     “Corrective Action” has the meaning set forth in Section 17.4.

1.21    “Dedicated Suite” means the [*] filling and lyophilization suite to be constructed at the Facility pursuant to the Project Plan described in Section 11.1, which will be used for Products.

1.22    “Defective Product” has the meaning set forth in Section 14.1.1.

1.23    “Design Work” shall mean all [*].

1.24    “Development Activities” shall mean any non-GMP activities performed in the development lab; including formulation development, Lyophilization Cycle development and Vacuum Drying Cycle development.

1.25    “Engineering Run” shall mean any non-GMP batch run with or without [*].

1.26    “Equipment” means any dedicated equipment required for the manufacturing of Products.

1.27    “Facility” shall mean the building containing the Dedicated Suite, located in [*], which is fully owned by Supplier.

1.28    “FD&C Act” shall mean the United States Federal Food, Drug, and Cosmetic Act and regulations promulgated thereunder, as each may be amended from time to time.

1.29    “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.30    “Force Majeure” means any event beyond a Party’s reasonable control, including but not limited to, acts of God, terrorism, fire, explosion, weather, power failure, disease, epidemic, pandemic, or the resulting government diversion of equipment or supplies, inability to procure primary packaging, excipients or disposables, war, insurrection, civil strife, riots, government action, or power failure.

1.31    “Full Scale” means a Batch that maximizes the commercially reasonable utilization of the [*] filling line and the current lyophilization capacity.

1.32    “Gross Negligence or Willful Misconduct” means any act or failure to act (whether sole, joint or concurrent) by a person that was intended to cause or was in reckless disregard of, or wanton indifference to, the harmful consequences to the safety or property of another person which the person acting or failing to act knew, or reasonably should have known, would result from such act or omission, provided that Gross

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

Negligence or Willful Misconduct does not include any act or failure to act insofar as it: (i) constituted mere ordinary negligence; (ii) was done or omitted in accordance with the express instructions or approval of the other Party to this Agreement; or (iii) was done or omitted in accordance with applicable law or regulation or in accordance with a Party’s reasonable interpretation of applicable law or regulation.

1.33    “Inspection Period” has the meaning set forth in Section 14.1.1.

1.34    “Joint Inventions” has the meaning set forth in Section 18.2.2.

1.35    “Losses” has the meaning set forth in Section 22.1.

1.36    “Lyophilization Cycle” means [*].

1.37    “Master Batch Record” means the master batch record to be used in the manufacture of a particular Product, approved in writing in advance by Company.

1.38    “Materials” means any materials supplied by Company for use in connection with the manufacturing and supply under this Agreement.

1.39    “Maximum Capacity” has the meaning set forth in Section 10.6.

1.40    “Media Fill” means an evaluation run conducted with media to test the sterility of the manufacturing process in accordance with the applicable Specifications and current FDA and EU aseptic requirements.

1.41    “Milestone(s)” are set forth in Section 11.1.

1.42    “Milestone Payments” has the meaning set forth in Section 5.4.

1.43    “Minimum Effective Date” is defined in Section 10.7.2.

1.44    “Monthly Fee” means the applicable monthly fee described in Section 10.7.1.

1.45    “[*]” means [*].

1.46    “Person” means any individual, partnership (general or limited), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

1.47    “Pre-Approval Batch(es)” means Process Performance Qualification Batches (including registration batches) and Clinical Batches.

1.48    “Preliminary Monthly Fee” means the applicable monthly fee described in Section 10.7.2.

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

1.49    “Process Performance Qualification Batch(es)” or “PPQ Batch(es)” means the manufacture of any Product(s) as a registration batch or validation batch under this Agreement.

1.50    “Process” means the manufacturing process to be used for commercial manufacturing of a Product, which shall be included in the relevant Product Appendix.

1.51    “Product Appendix” has the meaning set forth in Section 10.1.

1.52    “Product Inventions” has the meaning set forth in Section 18.2.1.

1.53    “Product(s)” means any product or products agreed between the Parties to be manufactured and supplied under this Agreement, pursuant to one or more Product Appendices.

1.54    “Project Plan” means the document described in Section 11.1 of this Agreement to be developed by Supplier and approved by Company based on the requirements of this Agreement. The Project Plan will include all [*] along with the proposed timelines. The Scope of Work included in the initial Project Plan may be updated as needed upon written agreement of Supplier and Company, and consent will not be unreasonably withheld by either Party.

1.55    “Purchase Order” has the meaning set forth in Section 10.3.

1.56    “Quality Agreement” has the meaning set forth in Section 14.3.

1.57    “Receiving Party” has the meaning set forth in Section 19.2.

1.58    “Regulatory Approval” means approval by the FDA of Company’s NDA/ANDA/BLA/505(b)(2) (form of New Drug Application) for the Product and satisfaction of any related applicable FDA registration and notification requirements (if any), and if mutually agreed upon by the Parties in the Product Appendixes hereto, any approvals by similar governmental authorities in other jurisdictions through the world, including Marketing Authorization Application (MAA) and New Drug Submission (NDS).

1.59    “Regulatory Submission” means the Company’s submission of an application for Regulatory Approval of a Product covered under this Agreement.

1.60    “Rolling Forecast” has the meaning set forth in Section 10.2.

1.61    “Shared Resource CAPEX” means [*].

1.62    “SOPs” means Supplier’s Standard Operating Procedures for manufacture of Products, as updated from time to time and customized as necessary for different versions of each Product, in each case in accordance with the terms and conditions of this Agreement and subject to Company’s advance written approval as set forth in Section 10.9.

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

1.63    “Specifications” means any procedures, process parameters, analytical tests and other attributes and written specifications for the Products manufactured and supplied under this Agreement, which shall be included in the relevant Product Appendix.

1.64    “Supplier Debarment Activity” has the meaning set forth in Section 20.2.

1.65    “Supplier Indemnitees” has the meaning set forth in Section 22.2.

1.66    “Supplier Inventions” has the meaning set forth in Section 18.2.2

1.67    “Target Completion Date(s)” are set forth in Section 11.1.

1.68    “Term” has the meaning set forth in Section 23.1.

1.69    “Term Sheet” means the document entitled “Revance Therapeutics Manufacturing Term Sheet” executed on February 26, 2021 by both Parties.

1.70    “Total Cost” means the sum of [*].

1.71    “Third Party Vendor” means any person or entity that is contracted directly by Supplier to provide any products or services in connection with the activities covered under this Supply Agreement.

1.72    “Vacuum Drying Cycle” means [*].

1.73    “Work Order” means any individually negotiated document that is executed by both Parties and which authorizes a defined scope of work. All Work Orders will be attached or incorporated by reference to this Agreement and will be governed by the terms herein.

2. Design Work

2.1    Design Work. [*].

2.2    Responsibilities. Supplier will be responsible for managing [*]. Supplier will be responsible for [*]. Company will be responsible for providing input in a timely manner (i.e. within [*] Business Days or a mutually agreed upon timeline, if longer) [*], and final decisions will be made by Supplier after reasonable consultation with Company.

2.3    Cost.    Supplier has estimated that Company’s portion of the Third-Party cost of the Design Work to be $[*]. In addition, Company will pay Supplier $[*]to cover the cost of [*]. Supplier will complete the Design Work to construct the Facility in a manner that is appropriate in scale to produce the [*] volumes provided by Company. If Company requests any changes to the [*] activities that have been agreed upon by the Parties, the cost will be passed through to Company via a written Work Order process that allows Company to review and approve the additional costs before incurring them. All Work Orders will be approved by Company in a timely manner (i.e. within [*] Business Days or a mutually agreed upon timeline if longer).

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

3. Equipment Procurement and Validation

3.1    Equipment Procurement. Supplier will procure or supply all Equipment required to manufacture the Products. The list of Equipment to be procured or supplied by Supplier includes but is not limited to: [*]. Company will provide Supplier with the necessary input to procure suitable Equipment to manufacture the Products. Supplier will have the discretion to procure Equipment best suited for the Dedicated Suite and Facility. Supplier will complete the Equipment procurement to construct the Facility in a manner that is appropriate in scale to produce the annual volumes provided by Company. If Company requests any changes to the list of Equipment to be procured, (including but not limited to additional equipment required, equipment modification) beyond the Equipment described in this Section 3.1, Supplier will provide a written Work Order to Company specifying the additional pass-through cost to Company and Supplier will procure such change only if approved in writing by Company. Any Company-Product specific additional Equipment, such as required stainless steel tanks, will be covered in a written Work Order that allows Company to review and approve the additional costs, not exceeding $[*], before incurring them. The Equipment procured will be designed to be compliant with all applicable US and EU regulatory requirements in effect on the Effective Date. If Company requests to have the Equipment comply with any additional regulatory jurisdictions, the cost of any additional equipment and/or Facility Modifications will be the sole responsibility of Company. Company acknowledges and agrees that Supplier will not be subject to any penalty fees or charges under Section 11.2 of this Agreement to the extent any delays are due to such Equipment needed to meet the requirements of any such additional regulatory jurisdictions.

3.2    Equipment. All Equipment will remain as the sole property of Supplier. Supplier will be responsible for the routine maintenance and calibration of the Equipment. Supplier will be responsible for any repairs to the Equipment that are required to continue manufacturing with minimal delay or disruption.

3.3    Equipment Validation. Supplier will be responsible for completing/managing the installation and validation of the Equipment, including the computerized system validation, as applicable, according to the Target Completion Date(s) covered in Section 11.1. All validation activities will be completed prior to cGMP manufacturing.

3.4    Cost. Supplier has estimated that Company’s portion of the cost of the Equipment procurement to be $[*]. Supplier has estimated the cost of the Equipment validation to be an additional $[*]. These costs are included in the Company Contribution.

3.5    Additional Equipment. The Parties agree that [*] from Company. At a time that is mutually agreed upon by Supplier and Company (which consent shall not be unreasonably withheld by either Party), Supplier will procure a [*]. Company will be responsible for [*]. Supplier will provide a written quote and obtain the written consent of Company prior to initiating this procurement. Company will be responsible for any Monthly Payment under Section 10.6 during the shutdown of the Dedicated Suite. To minimize disruption, Supplier will construct and pre-dispose utilities during the initial construction phase to accommodate this addition of [*].

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

4. Construction Activities

4.1    Construction. Supplier will be responsible for the management of the construction of the Facility and the Dedicated Suite in accordance with the Milestones and Target Completion Dates set forth in Section 11.1. Supplier will be responsible for working with all Third Party Vendors to manage the construction process. Company will be responsible for providing Supplier with any necessary input during the construction to ensure compatibility with the Products. Supplier will complete the construction to construct the Facility in a manner that is appropriate in scale to produce the annual volumes provided by Company. If Company requests any changes to the construction activities that have been agreed upon by the Parties, Supplier will provide a written Work Order, and upon Company’s written acceptance, the cost will be passed through to Company. All Work Orders will be approved by Company in a timeline manner (i.e. within [*] Business Days or a mutually agreed upon timeline if longer). The Facility will be constructed to be compliant with all applicable US and EU regulatory requirements in effect on the Effective Date. If Company requests to have the Facility or Dedicated Suite comply with any additional regulatory jurisdictions, the cost of any additional equipment and/or Facility Modifications will be the sole responsibility of Company. Company acknowledges and agrees that Supplier will not be subject to any penalty fees or charges under Section 11.2 to the extent any delays are due to such changes to the Facility or Dedicated Suite to meet the requirements of any such additional regulatory jurisdictions.
4.2    Utilities. Supplier will be responsible for installing the required utilities for the Dedicated Suite, including but not limited to [*]. During the initial construction phase, Supplier will provide suitable utilities to allow for [*] covered in Section 3.5.

4.3    Validation. Supplier will be responsible for the qualification of the Facility and the Dedicated Suite, including but not limited to utilities and required smoke studies. Media fill qualification is not included in the Facility validation and will be covered under Section 7.

4.4    Cost. Supplier has estimated that Company’s portion of the cost of the construction of the Dedicated Suite at the Facility to be $[*]. Supplier has estimated that Company’s portion of the cost of the validation for the Dedicated Suite at the Facility to be an additional $[*]. These costs are included in the Company Contribution.

4.5    Shared Resource CAPEX. If the Dedicated Suite is located in a [*], Company will be responsible for a portion of the Shared Resource CAPEX. Supplier has estimated the cost of the Shared Resource CAPEX to be $[*], which is included in the Company Contribution. If the Dedicated Suite is located in [*], there will be no Shared Resource CAPEX and the cost allocated for the Shared Resource CAPEX will be added to the Construction costs covered in Section 4.4. For clarity, the Company Contribution will not change.

5. Total Cost and Company Contribution

5.1    Total Cost. The estimated Total Cost for the work detailed in Sections 2, 3, and 4 under this Supply Agreement (Design Work, Equipment procurement and validation, and Construction) is $[*]-$[*]. Company will be responsible for a portion of this Total Cost which is defined as Company Contribution covered in Section 5.2. For the avoidance of doubt, this Total Cost does not include any costs of manufacture and/or supply of Products under this Agreement by Supplier on behalf of Company.

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

5.2    Company Contribution. The estimated Company Contribution for the work detailed in Sections 2, 3, and 4 under this Supply Agreement (including validation costs for Equipment, environments and utilities) is $[*]. If any changes are made to the scope of work covered in Section 2, 3, and 4 following a review period of at least three [*]Business Days and Company’s written approval of such changes, the Company Contribution will be adjusted in the amount reviewed and approved by Company. Supplier will not be subject to any penalty fees or other charges under Section 11.2 to the extent any delays are due to changes to the scope of work requested by Company. For the avoidance of doubt, this Company Contribution does not include any costs of manufacture and/or supply of Products under this Agreement by Supplier on behalf of Company.

5.3    Delay Costs. If this Supply Agreement is not executed on or before [*], Company will be responsible for a delay cost that is in addition to the Company Contribution covered in Section 5.1. If the Supply Agreement is executed after [*]but before [*] Company will pay Supplier $[*]upon execution of the Supply Agreement, in addition to the amount specified in Section 5.4 below.

5.4    Payment Schedule. Supplier will invoice for, and Company will pay, the Company Contribution to the Total Cost according to the following Milestone Payment Schedule:

Milestone	Amount	Estimated Timing
• Paid upon [*]	$[*]	[*]
• Due upon [*]	$[*]	[*]
• Due upon [*]	$[*]	[*]
• Due upon [*]	$[*]	[*]
• Due [*]	$[*]	[*]
• Due upon [*]	$[*]	[*]

5.5    Adjustment. Both Parties agree that at no point during the payment schedule for the [*]monthly payments of $[*]each scheduled to commence [*] will Company’s cumulative payments be more than [*]% of the Total Cost ahead of Supplier’s internal payment schedule. If this occurs, Supplier will suspend charging the monthly payment or a portion of the monthly payment until Supplier’s internal payment schedule catches up, at which time the monthly payments will resume. For clarity, the number and aggregate value of the monthly payments will not change. Supplier will share its internal payment schedule with Company on a monthly basis prior to the due date for the monthly payment.

6. QC Transfer & Development Activities

6.1    QC Transfer. Any required QC Method Transfer and/or Validation activities, for methods used for testing of [*], [*] or Product (as those terms are defined in the Quality Agreement), will be agreed upon in writing by both Parties and will be governed by mutually approved protocols that are covered in a Work Order approved in writing by Company. For clarity, the cost for QC Transfer is not included in the Total Cost or Company Contribution. The

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

cost of the QC Transfer will be covered under a Work Order. Based on the information that has been provided by Company the cost of the QC Transfer will not exceed $[*]in the aggregate.

6.2    Development Activities. Any required Development Activities will be approved in writing by both Parties and will be covered in a Work Order.

6.3    Location. Unless specified otherwise, all Development Activities will take place in Supplier’s R&D lab located in [*]. To protect Supplier’s personnel and facility, a surrogate will be used in place of [*] for Development Activities.

7. Engineering Runs

7.1    Engineering Runs. Supplier will perform a minimum of [*]Engineering Runs ([*]) prior to manufacturing any cGMP batches. The Engineering Runs will take place on the Equipment located in the Dedicated Suite under non-GMP conditions. Assuming that Batches are run at Full Scale for [*] and at least equivalent batch size for the [*] presentation, the price of the Engineering Run(s) will be billed to Company at a rate of $[*]/[*]. All testing, raw materials (excluding [*] and [*]) and Batch Record Documentation of the Engineering Runs will be covered in this pricing. The price of these [*] will count toward the Preliminary Monthly Fee and Monthly Fees, covered in Section 10.7.

8. Media Fills

8.1    Media Fills. Supplier will perform [*] (or [*], if requested by Company) consecutive successful Media Fills prior to cGMP manufacturing. The Media Fills will bracket [*] and [*] and will be performed using Company’s primary components. Assuming that Batches are run at Full Scale (or half scale for [*]), the price of the Media Fills will be billed to Company at a rate of $[*]/[*]. If a smaller scale Batch is requested by Company, the per [*] price will be adjusted appropriately. Under no circumstances will the per Batch price be less than $[*]. Testing, raw materials and Batch Record Documentation of the Media Fills will be covered in this pricing. The price of these [*] will count toward the Preliminary Monthly Fees covered in Section 10.7. For clarity, Company will pay Supplier the price for the successful designated Media Fills under this Section 8.1. Supplier will bear the cost of any Media Fill failures and routine cGMP Media Fills following construction of the Dedicated Suite. Company will be responsible for the cost of Media Fill(s) required for any new qualification(s) required due to process changes requested by the Company.

9. Pre-Approval Batches

9.1    Services. Each Process Performance Qualification (“PPQ”) Batch (including each registration batch(es)) and Clinical Batch(es) of Product manufactured under this Agreement will be considered a Pre-Approval Batch until Company receives Regulatory Approval in the United States. Notwithstanding anything to the contrary in this Agreement, Company shall be responsible for the price of each Pre-Approval Batch as outlined in the applicable Work Order.
9.2    Clinical Batches. As requested by Company and covered in a Work Order, Supplier will produce Clinical Batches to be used in clinical trials in US or/ and ex US. Product can be filled in either [*] or [*]. Assuming that Batches are run at Full Scale, the price of each

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

Clinical Batch will be billed to Company at a rate of $[*]/[*]. If a smaller scale batch is requested by Company, the per [*] price will be adjusted appropriately. Under no circumstances will the per Batch price be less than $[*]. Testing, raw materials (excluding [*] and [*]) and Batch Record Documentation of Clinical Batches will be covered in this pricing. The price of these [*] will count toward the Monthly Fees covered in Section 10.7. If the Clinical Batch Product is out-of-specification (OOS), Company will still be responsible for the price of Batch unless the root cause of the OOS is material and is directly related to Supplier’s failure to follow the manufacturing process or testing instructions that are covered in the agreed upon Batch Records or transferred test methods, respectively.

9.3    PPQ Batches. As requested by Company and covered in a Work Order, Supplier will produce PPQ Batches to be used in clinical trials in US and ex US. Product can be filled in either [*]or [*]. Assuming that PPQ Batches are run at Full Scale, the cost of the PPQ will be billed to Company at a rate of $[*]/[*]. If a smaller scale Batch is requested by Company, the per vial price will be adjusted appropriately. Under no circumstances will the per Batch price be less than $[*]. Testing, raw materials (excluding [*] and [*]) and Batch Record Documentation will be covered in this pricing. The cost of any required process characterization and/or process validation documentation is not covered in the per [*] pricing and will be agreed upon by the Parties in the relevant Work Order. The price of these [*] will count toward the Monthly Fees covered in Section 10.7. If the PPQ Batch Product is out-of-specification, Company will still be responsible for the price of Batch unless the root cause of the OOS is material and is directly related to Supplier’s failure to follow the manufacturing process or testing instructions that are covered in the agreed upon Batch Records or transferred test methods, respectively. For clarity, no scale-up or process characterization activities are included in the PPQ Batches. Any required scale-up or process characterization activities will be covered and agreed upon in writing by the Parties in a Work Order.

9.4    Remedies. While manufacturing Pre-Approval Batches, if Supplier commits any material error in performing any Services which renders the results unacceptable to a Regulatory Authority to which Company submits such results, Company’s sole and exclusive remedy and Supplier’s sole and exclusive obligation to Company, upon each such occurrence, shall be for Supplier to repeat the relevant Services at Supplier’s own cost (excluding the cost of the [*] which shall be supplied by Company, at no charge). If Supplier follows the manufacturing process or testing instructions that are covered in the agreed upon Batch Records or transferred test methods, respectively without major deviation directly related to the OOS and the final product is out of specification, Supplier will not be responsible for repeating that Batch.

10. Commercial Supply

10.1    Specifications and Process; Product Appendix. For each Product to be manufactured and supplied under this Agreement as a commercial product, the Parties shall agree on the detailed description of such Product, Specifications, Process, lead time for ordering and delivery, and other terms and conditions for the manufacture and supply of such Product, all of which shall be set forth in a Product-specific appendix to this Agreement using the form set forth in Exhibit A and B, respectively (each, a “Product Appendix”). Critical Components in [*] and [*] for [*] are set forth in Exhibit C. Pricing is set forth in this Agreement. In the event of any conflict between this Agreement and any provision of a Product Appendix, the Agreement will control unless the Parties’ intent to alter the terms of the Agreement is expressly set forth in

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

the Product Appendix, and such alteration shall only apply to the particular Product described in such Product Appendix and shall not be construed as a general amendment to the terms of this Agreement.

10.2    Forecasting. For each Product to be manufactured and supplied under this Agreement as a commercial product, Company shall provide a written rolling forecast (the “Rolling Forecast”) and shall specify the portion of that Rolling Forecast that will be binding (the “Binding Forecast”) in accordance with the Product Appendix. The length of the Rolling Forecast (including the length of the Binding Forecast) for a particular Product shall be as set forth in the applicable Product Appendix, together with any adjustments or additional conditions upon such quantity or timing terms as may be agreed upon by the Parties in writing. However, it is understood that no Binding Forecasts shall be required prior to Regulatory Submission or during a commercially reasonable period following such Regulatory Submission ([*]post submission which was negotiated by the Parties in good faith.) The Binding Forecast shall constitute a mutually binding commitment of the Parties to order, have supplied and take timely delivery the total quantity of such Product specified therein. Notwithstanding the foregoing, (i) in no event shall a Binding Forecast require the manufacture and supply of Product in excess of the [*] set forth in the Product Appendix without the prior written approval of Supplier, and (ii) Supplier shall have no obligation to manufacture and supply Product in the quantities specified in a Binding Forecast (nor shall Supplier be deemed in breach of this Agreement for any failures to do so) if Supplier has diligently placed orders for materials as applicable with reasonable lead time in accordance with the Binding Forecast, and for reasons reasonably outside Supplier’s control, Company or any vendor fails to provide in a timely manner and/or in sufficient quantities of the [*] or [*] for the Product or other materials required to manufacture and supply the Product pursuant to a Binding Forecast. Supplier shall maintain a mutually agreed upon stock of components of the Products, including any Materials, reasonably adequate to meet the Binding Forecast provided by Company.

10.3    Purchase Orders. Company shall submit written Purchase Orders, using its standard form for the Products to Supplier (each a “Purchase Order”). Each Purchase Order shall specify the Product being ordered, the quantity of each such Product and the desired delivery date and delivery location for each shipment. All Purchase Orders shall be in whole Batch quantities and will be received at least [*] days prior to the scheduled fill date. The terms and conditions of this Agreement shall be controlling over any conflicting or additional terms and conditions stated in any Purchase Order or any other documents submitted by a Party to the other Party with respect thereto (unless the Parties shall have mutually agreed to the contrary in writing with respect to a particular instance).

10.4    Orders. Orders provided by Company will be at a scale that is commercially reasonable for Supplier, which will be set forth in each Product Appendix. Supplier will have the ability to adjust the scale and/or batch size to meet the Binding Forecast provided by Company
.
10.5    Minimum Orders. Company shall be obligated to purchase minimum volumes of Product as and to the extent set forth in a Product Appendix for commercial batches. It is understood that no minimum orders shall be required prior to Regulatory Submission or during a commercially reasonable period following such Regulatory Submission (such period to be negotiated by the Parties in good faith and set forth in the applicable Product Appendix).

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

10.6    Maximum Orders. Supplier shall not be obligated to produce Product in excess of the Maximum Capacity of the Facility. Assuming [*], the Maximum Capacity of the Facility will be [*] for exclusively [*] and [*] for exclusively [*]. The Maximum Capacity will be between [*] and [*] if a mixture of [*] and [*] are produced.

10.7    Monthly Fees and Cost of Unused Capacity.

10.7.1.    No later than [*], Supplier and Company shall update the Project Plan to include the schedule of Product development and commercialization activities. After the Dedicated Suite construction is complete and Supplier has successfully completed an Engineering Run [*], Company will be responsible for paying a Preliminary Monthly Fee of $[*]per month (the “Preliminary Monthly Fee”). The Preliminary Monthly Fee will apply until the completion of the last successful Media Fill. Completion of the last successful Media Fill will be defined as a passing [*] day readout and growth promotion documented by Supplier using Supplier’s approved testing records or protocol, with subsequent review by Company’s Quality Assurance department required to proceed to manufacturing of PPQ Batches, which approval to proceed will not be unreasonably withheld by Company. The Media Fill program will [*] and [*] and will be performed using Company’s primary packaging components. If Company delays the timing for the Engineering Run beyond more than [*] weeks from completion of the last successful Media Fill, Supplier may commence charging the Monthly Fees prior to the Engineering Run. [*].

10.7.2.    After the last successful Media Fill is completed, Company will be responsible for a Monthly Fee of $[*] (the “Monthly Fee”). This Monthly Fee will apply until the first day of January following the Regulatory Submission (the “Minimum Effective Date”). For clarity the Monthly fee will apply for the remainder of the calendar year in which the Regulatory Submission is made; provided that the Company will not be obligated to pay more than $[*] in Monthly Fees in the calendar year in which the Regulatory Submission is made. If Company materially holds up the timing for the Media Fill(s), Engineering Run with [*] and/or PPQ Batches, Supplier will have the option to commence charging the Monthly Fees prior to the Regulatory Submission. The price of the Media Fills, Engineering Run(s), PPQ Batches, and commercial batches produced at risk will be [*] in the month that they were manufactured, and Company will be responsible for the balance each month. Supplier will commence with commercially reasonable efforts to move immediately from Engineering Runs to Media Fills and PPQ Batches to minimize downtime except where required by Batch Record or testing instructions to wait for results. Company has the right to move immediately to commercial production at risk after the PPQ batches and prior to approval of the Regulatory Submission.

10.7.3    Beginning on the Minimum Effective Date, the Monthly Fee will be suspended and [*] Minimums in Section 10.8 will apply. Any commercial Product manufacturing that takes place prior to Regulatory Approval by the applicable regulatory body will be billed to Company at the per [*] pricing covered in Section 15 of this Agreement. Once [*] Minimums go into effect, they will replace the Monthly Fee.

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

10.7.4    If the Regulatory Submission is not completed by Company within [*] from completion of the last PPQ Batch, the Monthly Fee will be adjusted to $[*]for each subsequent month until the Minimum Effective Date (in which case the $[*]maximum in Section 10.7.2 shall not apply).

10.7.5    Prior to introducing [*] into the Dedicated Suite, Supplier may seek Company’s written consent for Supplier to utilize the Dedicated Suite for other customers.

[*]

10.8    [*] Minimums

10.8.1. Minimums are set at: [*]

10.8.2.    Any of Supplier’s Product(s) manufactured in the Dedicated Suite will count towards the [*] Minimums.

10.8.3.    [*] Minimums will become effective upon the Minimum Effective Date.

10.8.4.     In months where the Supplier’s invoices generated from Commercial Manufacturing Orders placed by Company do not meet or exceed [*]of the amount of the applicable [*] Minimum Value for [*], Company will pay Supplier the Shortfall Payment. The “Shortfall Payment” will be defined as [*] of the amount of the [*] Minimum Value minus the actual monthly invoiced amount from Commercial Manufacturing. (For example, in the [*] after the Regulatory Submission, [*]of the [*] Minimum Value will be $[*]. If the actual monthly invoiced amount for one month is $[*], the difference will be $[*]). To the extent the sum of the Shortfall Payments and the Company’s invoices from the Commercial Manufacturing exceeds the [*] Minimum Value in [*], the excess amount will be applied as a credit in the [*] to invoices for Commercial Manufacturing. The value of the credit cannot be more than [*]% of the [*] Minimum Value for [*]. (For example, the maximum value of the credit that can be carried from [*] to [*] is $[*] ([*]% x $[*]).

10.8.5.    Unless mutually agreed upon between the Parties, Supplier will not be obligated to manufacture more than [*]% of the [*] Minimum within [*].

10.9.    Exclusivity.
10.9.1.    Supply Relationship. [*].

10.9.2.    Competing Products. Supplier shall not produce any other product that contains [*] and directly competes with any of the Products during the period of the Supply Agreement.

10.10.    Performance. Supplier shall manufacture and supply the Products ordered by Company in accordance with the terms and conditions of this Agreement, the requirements set forth in the applicable Product Appendix, and the Quality Agreement, in

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

conformity to the Specifications (after the successful completion of process validation), and in compliance with all Applicable Laws. Prior to Supplier’s commencement of any manufacturing activities related to the commercial supply of a particular Product under this Agreement, Supplier shall obtain Company’s written approval for the Process, Master Batch Record, material control procedures, and any applicable SOPs. Supplier shall promptly notify Company in the event that it anticipates any delay in fulfilling any Purchase Order. Such notice shall not be deemed to relieve Supplier of its obligations to fulfill the Order by the delivery date set forth therein. Supplier shall not subcontract any aspect of the manufacturing and supply of the Product hereunder, except as permitted herein or with the prior written consent of Company. If a Product is out-of-specification, Company will still be responsible for the cost of the Batch unless the root cause of the OOS is material and is directly related to Supplier’s failure to follow the manufacturing process or testing instructions that are covered in the agreed upon Batch Records and transferred test methods, respectively.

10.11.    [*]. [*]. If Company would like Supplier to manage the [*] for the Products, an amendment or Work Order will be drafted and negotiated between Parties.

11.    Timing.

11.1.    Timing. Company will commence [*] upon execution of this Supply Agreement. Company estimates that the first cGMP batch will be executed approximately [*]from the execution of this Supply Agreement, pursuant to the following agreed upon Milestones and Target Completion Dates:

Milestone	Target Completion Date
•[*]:	[*]
•[*]	[*]
•[*]	[*]
•[*]	[*]
•[*]	[*]

Upon execution of this Supply Agreement, Supplier will work with the Third-Party Suppliers and Company to develop a Project Plan to meet the Target Completion Dates listed above. This Project Plan will cover the timelines for the above-listed milestones and the listed Target Completion Dates will be considered the mutually agreed upon timelines. By the end of the [*], Supplier and the Company will update the Project Plan to include a schedule of activities (including milestones and target completion dates) to be conducted following construction of the Dedicated Suite.

11.2    Supplier Delays. Any material delay in the project completion of longer than 3 months after the applicable Target Completion Date, up to and including completion of [*] activities, caused solely and directly by matters reasonably within the control of Supplier will be considered a Supplier delay in project. Supplier will provide a [*]% discount on all Company’s Milestone Payments at the time the delay is incurred up to and including Company’s full Company Contribution. If a delay in the project goes beyond [*] months after the applicable Target Completion Date, an additional [*]% discount will

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

be credited within [*] days of such delay being triggered. All Supplier delay discounts will be in the form of an evenly applied discount to manufacturing services in the first [*]of commercial production. In addition, this Agreement may be terminated by Company in its sole discretion with immediate effect in the case of a delay in the project beyond [*]from the Target Completion Date. In the event of such termination, Supplier shall refund to Company all payments made, plus [*]%. Notwithstanding the foregoing, Company shall not be entitled to any discount and may not terminate this Agreement to the extent any delay in the project is due in whole or in part to Company’s actions, failure to make payments in a timely fashion, inactions, vendors and contractors engaged directly by Company, requests, changes or change orders, or a Force Majeure event that is governed by Section 25.8.

11.3    Company Delays. If Company substantially delays the project timelines with updated requests and/or changes to the Project Plan, Company will be responsible for the Monthly Fee covered in Section 10.7 during the downtime caused by the change in request. No Supplier delay fees under Section 11.2 would apply for missed timelines to the extent due to Company’s delay.

12.    Shipping and Delivery.

12.1    Upon completion of any testing required to be done by Supplier under this Agreement or the Quality Agreement with respect to a particular Batch of Product, Supplier shall provide to Company the complete, executed Batch Records for such Batch, a Certificate of Processing, and any other documentation agreed by the Parties (collectively, the “Manufacturing Documentation”) and, at Company’s request, make available to Company or a Company designee samples of Product from such Batch. Company shall carry out its review of the Manufacturing Documentation in accordance with the Quality Agreement. Except as agreed to by the Parties in writing, Company shall be under no obligation to authorize for shipment or accept any shipment of Product without first having the opportunity to review the relevant Certificate of Analysis.

12.2    Company will make all appropriate efforts to authorize shipment of the Product in a reasonable period of time, but in no event later than [*]days following the expiration of the Inspection Period. Following Company’s written authorization to ship the Product, Supplier shall deliver the Products ordered by Company to the delivery location specified in the applicable Purchase Order or as otherwise instructed by Company. Company shall have the right to request shipment of part of the Products order in a particular Order, in which case Supplier shall store the remainder of such Products and Company shall pay Supplier for such storage at Supplier’s then standard rate, provided that storage space is available at Supplier’s facility for such Products. Delivery of all Products and any other deliverables to Company under this Agreement shall take place [*] Supplier’s facility. Supplier shall package and ship the Product in accordance with the Specifications, the Product Appendix, and Company’s instructions. Supplier shall prepare and provide complete and accurate shipping documentations, including any applicable custom, import and export documents. Supplier shall be responsible for pulling and shipping stability samples of Product to the testing facility designated by Company. Company shall bear the risk of loss of Product or other deliverables after delivery of Product to a commercial

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

shipping company, provided that Supplier ships the Product in compliance with this Section 12.2.

12.3    If Company fails to take timely delivery of Product or any other deliverables on any scheduled delivery date, Supplier shall store such items as Company’s agent, and Company shall be invoiced for the stored items and invoiced on a monthly basis thereafter for reasonable administration and storage costs. Company agrees that: (i) Company has made a fixed commitment to accept and pay for, if applicable, such items; (ii) title and risk of loss for such items passes to Company upon the scheduled delivery date or transfer to storage, whichever is earlier; (iii) such items shall be on a bill and hold basis for legitimate business purposes; and (iv) Company will be responsible for any decrease in market value of such items. Within [*] following a written request from Supplier, Company shall provide Supplier with a letter confirming items (i) through (iv) of this Section with respect to a given undelivered item.

13.    Business Review Meetings

13.1.    Business Review Meetings. Company and Supplier agree to a business review meeting every [*] to discuss the current state of business and the Agreement (“Business Review Meetings”). When possible, [*], representatives from Company and Supplier will meet in person and the location of the meetings will alternate between Company and Supplier’s headquarters. Additional Business Review Meetings can be scheduled as needed between the Parties.

14.    Acceptance and Rejection.

14.1.    Within [*] days (or such longer period set forth in the Product Appendix or the Quality Agreement) after the receipt of a shipment of Product by Company or its designee (the “Inspection Period”), Company shall have the right, subject to Section 14.2.3(a), to reject (a) all or any portion of any shipment of the Products that does not conform to the warranty set forth in Section 14.2 below (“Defective Product”), (b) Product shipments that do not match the applicable Order or (c) any Product that Supplier was not authorized to ship under the terms of the Quality Agreement. If Company fails to provide notice of such rejection within the Inspection Period, Company shall be deemed to have accepted the shipment of Product, subject to its right to reject such Product for latent defect as set forth in Section 14.1.2 below. In determining whether any Product is Defective Product, Company may, in its sole discretion, perform or have performed additional testing on Product, but shall in any event be entitled to rely upon the Manufacturing Documentation provided by Supplier. Company assumes responsibility, all risk and liability for results obtained by the use of or integration of Supplier’s Services, incorporating the Product, whether used singly or in combination with other products. Company shall be responsible for the final release of Product for human use.

14.1.1.    In the event that Company or its designee discovers, after the expiration of the Inspection Period, Defective Product due to a non-obvious defect that was not reasonably susceptible to discovery using commercially reasonable efforts, including visual inspection of the Product and review of the Manufacturing Documentation (including a defect identified after the Product has been packaged,

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

labelled, further processed, and/or sold), Company shall have the right to reject such Defective Product by providing notice to Supplier within [*] Business Days after Company becomes aware of such defect.

14.1.2.    If Supplier disagrees with Company’s determination that certain units of Product are Defective Product, Supplier shall notify Company within [*] Business Days and the Parties shall submit such Product to a mutually agreed independent Third Party testing service to determine whether such Product is Defective Product. The determination of such independent Third-Party testing service shall be final and binding on both Parties. The costs of such independent Third-Party testing service shall be borne by the party that is determined to be incorrect in the dispute by the independent Third-Party laboratory. For the avoidance of doubt, Supplier shall not be responsible for (i) damages to Product during shipment, (ii) noncompliance with the Product warranty for Product that complied with the Product warranty at time of shipment, (iii) nonconformities that result from a deficiency or change in the [*] utilized in the applicable batches of Product that existed prior to delivery of such [*] to Supplier, or (iv) nonconformities that result from a defect in the Specifications for the Product.

14.1.3.    If Supplier agrees with Company, or if the independent Third Party testing service determines, that certain units of Product are Defective Product, then Company’s sole and exclusive remedy and Supplier’s sole and exclusive obligation shall be for Supplier to, at Company’s option and within [*] after the receipt of written notice from Company or the independent Third Party testing service (as applicable), either (a) replace such Defective Product with conforming Product at no additional cost to Company (excluding the cost of the [*]), or (b) refund the amount paid by Company for such Defective Product, reimburse Company for the freight, insurance, custom duties and other charges incurred by Company in connection with the delivery of such Defective Product, and the Order for such Product shall be cancelled. Supplier shall not re-work or re-process such Defective Product without Company’s prior written consent.

14.1.4.    Supplier shall reasonably cooperate with Company in determining the cause of any Defective Product, including quality problems involving a Product, identifying corrective action and ensuring the implementation and effectiveness thereof. At Supplier’s request, Company shall return to Supplier any Defective Product or otherwise dispose of Defective Product as Supplier may direct.

14.2.    Product Warranty. Supplier represents and warrants to Company that:

14.2.1.    all Products supplied hereunder shall be manufactured using the Process set forth in the applicable Product Appendix and in compliance with the requirements set forth in the Product Appendix, the Quality Agreement and all Applicable Laws including cGMP requirements;

14.2.2.    the Batch Records, Certificate of Processing, and other documents provided with the shipments of the Product (including, for example, the results of

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

prefiltration bioburden testing, sterility testing, and bacterial endotoxin testing) are accurate.

14.2.3.    at the time of shipment, all Products supplied hereunder shall (a) conform to the applicable Specifications in effect at the time of shipment, provided that such representation and warranty shall be effective only after the successful completion of process validation, (b) not be adulterated or misbranded within the meaning of the FD&C Act, and (c) not be an article which may not, under the provisions of the FD&C Act, be introduced into interstate commerce;

14.2.4.    at the time of delivery, all Products supplied hereunder shall be free and clear of any lien, security interest or encumbrance; and

14.2.5.    at the time of delivery, all Products supplied hereunder shall have a remaining shelf life of the required shelf life set forth in the applicable Product Appendix, unless Company otherwise consents in writing in advance of any shortened shelf life.

14.3    Quality Agreement. Upon mutual agreement of the Parties or if required by Applicable Law, the Parties shall enter into a quality agreement (the “Quality Agreement”) that sets forth in detail the quality assurance arrangements and procedures with respect to the manufacturing and supply of the Products, which Quality Agreement shall be incorporated herein by reference following its execution by both Parties. The Quality Agreement shall in no way determine liability or financial responsibility between the Parties for the responsibilities set forth therein. In the event of any conflict between this Agreement and the Quality Agreement, the terms of this Agreement shall control, except that with respect to matters relating to compliance with cGMP and related regulations, the Quality Agreement shall control. The Quality Agreement must be executed by the Parties prior to Supplier initiating production of the PPQ Batches. The Parties may also execute a clinical phase Quality Agreement to cover the quality assurance arrangement with respect to clinical supplies.

14.4.    Materials. Solely if and to the extent specified in this Agreement or the Product Appendix for a particular Product, Company shall, in a timely manner, provide Supplier with sufficient amounts of the Materials for the Supplier to manufacture and supply such Product in accordance with the Orders, at Company’s cost and expense. Supplier will provide Company with a quarterly update on available inventory to be used for the manufacturing of Product. Title to and risk of loss of the Materials shall remain with Company at all times. Supplier shall use the Materials solely to perform its obligations under this Agreement and for no other purpose, and in compliance with Company’s instructions, the applicable Product Appendix, and all Applicable Laws. Supplier shall not sell, transfer, disclose or otherwise provide access to the Materials to any person or entity without the prior written consent of Company, and Supplier shall not reverse engineer or otherwise attempt to determine the structure, composition or individual components of the Materials. Upon completion of Supplier’s obligations with respect to such Materials under this Agreement, or earlier upon Company’s request, Supplier shall, according to Company’s instructions and at Company’s cost and expense, return the Materials to Company or destroy the Materials and certify such destruction in writing.

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

Company shall be responsible for providing in a timely manner to Supplier the following: (i) documented evidence that the [*] and [*] (and any other Materials) and the packaging and processes used to make the [*] are free of [*], (ii) documented evidence that the [*] was manufactured in accordance with cGMP, and (iii) a Certificate of Analysis for the [*] upon its receipt by Supplier.

14.5.    Labels. Supplier shall provide primary bulk packaging and primary bulk labeling services with respect to the Product upon mutual written agreement of the Parties. Additional labeling details will be covered in the Product Appendix.

14.6.    Changes. Any change to the Product Appendix, including the Specifications, must be approved in a writing signed by both Parties and, if applicable, shall be made in accordance with the Quality Agreement. Notwithstanding the foregoing, if Company finds it necessary or desirable to change the Specifications for any Product or other aspects of a Product Appendix, Company may deliver a request for such change to Supplier and Supplier shall use commercially reasonable efforts to make any change identified in such request, but Supplier shall not be liable in any way for its inability to do so. The Parties shall negotiate in good faith any changes to the price for Product that results from changes to the Specifications or other aspects of the Product Appendix.

14.7.    Capacity. Supplier shall maintain sufficient capacity to supply Products to Company under this Agreement.

14.8.    Change in Vendor. If Company requests a change in vendor for any of the required Materials, the cost of any required vendor qualification will be covered in a Work Order and agreed upon in writing by the Parties. Any changes in cost to the Materials will be covered under Section 15.3.

15.    Payment/Pricing

15.1.    Per [*] Pricing. Subject to the terms and conditions of this Agreement, Company shall pay for the Products manufactured and supplied hereunder following the Submission Date at the following prices:
•The first [*] per Contract Year will be billed to Company at a rate of $[*]/[*].
•[*] through [*] per Contract Year will be billed to Company at a rate of $[*]/[*].
•[*] through [*] per Contract Year will be billed to Company at a rate of $[*]/[*].
•[*] through [*] per Contract Year will be billed to Company at a rate of $[*]/[*].
•[*] through [*] per Contract Year will be billed to Company at a rate of $[*]/[*].
•[*] through [*] per Contract Year will be billed to Company at a rate of $[*]/[*].
•[*] and above per Contract Year will be billed to Company at a rate of $[*]/ [*].

15.1.1.    Per [*] pricing applies to a mix of the Products and [*] sizes ([*] and [*]) exclusively [*] or exclusively [*].

15.1.2.    Pricing includes cost of all bulk unlabeled [*] and all primary container closures and excipients (assuming <or equal to $[*]/[*], stopper, seal). If component prices exceed $[*]/unit, Supplier will have the option to adjust the per

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

[*] pricing accordingly upon presentation of documentation of the component prices.

15.1.3.    The following testing (as such terms are defined in the Quality Agreement) is included in the per unit pricing: [*].

15.1.4.    Unless expressly set forth in the applicable Product Appendix, such prices will not include stability testing or any other work not specifically set forth herein or in such Product Appendix. Stability testing services and other services (including, without limitation, annual product reviews) requested by Company shall be provided at Supplier’s then current rates for such services.
15.1.5.    Per [*] pricing does not include bulk packaging, shipping, or shipping containers. The cost of this material will be billed to Company at cost +[*]%.

15.1.6.    Per [*] pricing does not include the [*] or [*] (including testing), which will be supplied by Company.

15.2.    Storage. Supplier will hold the Product at the Facility for up to [*] days following the release of the Product at no additional cost to Company. Supplier will store Product in accordance with the Specifications and Applicable Laws. Any costs related to Company-requested change to the storage requirements for the Product, the Materials, [*] excipients and/or [*] as set forth in the Specifications shall be borne by Company. Company will make all appropriate effort to authorize shipment of the Product from Facility in a reasonable period of time but in no event later than [*] days following capping.

15.3.    Price Adjustments. Beginning on the [*] of the Effective Date, Supplier shall be permitted to increase the price for the Products upon [*] days written notice to Company; provided, however that any year-to-year increase in price shall not exceed the [*] for the same period or [*]%, whichever is higher. As used in this section, “[*]. If publication of the [*]ceases, or if the [*]otherwise becomes unavailable or is altered in a way as to be unusable, the Parties will agree on the use of an appropriate substitute [*]. In addition, Supplier shall be entitled to revise the prices for the Products if and solely to the extent of any increased costs directly associated with (i) any information relating to a Product Appendix which is provided by Company is materially inaccurate or incomplete, (ii) Supplier’s responsibilities, the Specifications, protocols, applicable test methods, final review of test methods, procedures, assumptions, development processes, test methods or analytical requirements are materially revised, (iii) Company requests an alternate report format, material revisions to laboratory reports, or additional laboratory records, or (iv) vendor changes or regulatory requirements related to the manufacture and supply of the Product result in material additional costs to Supplier.

15.4.    Invoicing and Payment. Supplier shall provide to Company a written invoice for each shipment of Product delivered to Company or its designee and for each unit of Product retained in stock by Supplier at Company’s request or stored in accordance with Section 12 above, which invoice shall include reasonable supporting documents. Company shall pay the undisputed portion of such invoice within [*] after Company’s

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

receipt of the applicable invoice unless such shipment of Product is rejected as Defective Product under the provisions of Section 14.1.1. For clarity, Company shall have no obligation to pay for any Defective Product. All payments due hereunder to Supplier shall be paid in United States dollars. Payments shall be reduced by [*]% if paid within [*] after receipt of invoice. In the event payment is not received by Supplier on or before the [*] day after Company’s receipt of the applicable invoice, then Supplier may, in addition to any other remedies available at equity or in law, at its option elect to (i) charge interest on the outstanding sum from the due date (both before and after any judgment) at [*]% per month until paid in full (or, if less, the maximum amount permitted by Applicable Law), and/or (ii) suspend any further manufacture and supply of Product hereunder until such invoice is paid in full. If at any time in Supplier’s reasonable discretion, Company’s credit is impaired, Supplier shall have the right to require payment in advance before manufacturing or making further shipment of Product. If Company shall fail within a reasonable time to make such payment in advance, or if Company shall fail to make payment when due, Supplier shall have the right, at its option, to suspend any further manufacturing or shipment of Product until such default is cured, without thereby releasing Company from its obligations under this Agreement. Company will be pay [*]% of the value of the batch at the time of capping and the remaining [*]% due at the time of release.

15.5.    Offset. Company shall make no setoff or deduction of any kind from any payments due to Supplier unless Supplier authorizes such setoff or deduction in writing.

15.6.    Taxes. Prices set forth in the Product Appendices are exclusive of applicable taxes unless otherwise expressly set forth therein. Company will pay any applicable sales, use or similar tax imposed in connection with the sale of Products to Company hereunder; provided, that Supplier shall not charge or collect, and Company shall have no liability for, taxes on any sale of Products for which Company has provided Supplier with an appropriate resale certificate or other documentation evidencing an exemption from such taxes. For all sales of Products upon which tax reimbursement to Supplier is applicable, Supplier shall separately identify and itemize all applicable taxes on invoices submitted to Company.
15.7.    Regulatory Fees. Company will be responsible for any applicable fees assessed by a government or regulatory agency which relate to the Product, including without limitation facility, product, Regulatory Submission, and user fees assessed by the FDA any other similar regulatory body in another jurisdiction.

15.8    Payment Terms. Unless stated otherwise, payment terms between Company and Supplier will be [*]days from date Supplier sends electronic invoice.

15.9.    Material Costs. Unless otherwise set forth in a Product Appendix, Supplier shall be responsible for the costs of all Materials (excluding[*] and [*]), including [*], stoppers, seals, excipients, disposable formulation and filling materials, bulk primary labeling and packaging.

15.10.    Postponement; Cancellation.

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

15.10.1 Company shall reimburse Supplier for all costs and expenses incurred by Supplier as a result of the postponement of any Order due to (a) Company’s delay in providing Materials to Supplier for the applicable Order, (b) Supplier’s receipt of Materials which cannot be used to manufacture the Product, or (c) any necessary retesting or re-validation of Materials, including [*]. Notwithstanding anything to the contrary herein, Supplier shall not be liable for any loss, spoilage or the expiration of [*] which occurs due to such postponement of an Order. Upon the occurrence of a postponement of an Order, the Parties shall mutually agree upon a schedule for the manufacture and supply of Product for such postponed Order. In no event shall such postponement of an Order obligate Supplier to manufacture and supply Product in quantities in excess of the maximum volumes set forth in the applicable Product Appendix (nor shall Supplier be deemed in breach of this Agreement if Supplier is unable to manufacture and supply Product in quantities in excess of such maximum volumes).

15.10.2. In the event of cancellation of an Order in connection with a regulatory issue (other than a regulatory issue specific to Supplier’s facility), Company shall be responsible for any loss of inventory and any costs and expenses incurred by Supplier in connection with such Order cancellation, and Company shall be obligated pay to Supplier such sums as will compensate Supplier had the cancellation not occurred.

15.11.    Retesting. All retesting performed that is not directly due to Supplier’s material error will be billed to Company. All required investigational studies or additional requests made by Company not outlined in a Product Appendix will be invoiced for the cost of performance at Supplier’s current standard hourly rate, plus any associated fees.

15.12. [*] Minimum Volumes. If Company fails to purchase the [*] Minimum of Product set forth in Section 10.8, Company shall be obligated to pay to Supplier the Shortfall Amount set forth in Section 10.8.4.

16.    Facility Ownership

16.1.    Facility Ownership. Under all circumstances, the equipment and the Facility will remain under the ownership of Supplier.

17.    Regulatory.

17.1.    Regulatory Responsibilities. Company shall be solely responsible for filing and seeking regulatory approval for Product in jurisdictions it chooses. Supplier shall provide to Company such documentation, data and other information relating to the Products as Company may require for Regulatory Submission to regulatory authorities relating to Product, including without limitation an annual product review pursuant to 21 C.F.R. §211.180(e), at Company’s cost and expense. Company shall be solely responsible for and will obtain all permits and licenses required by any regulatory authority relating to the Product, including any product licenses, applications and amendments in connection

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

therewith; provided, however, that Supplier shall be responsible for any licenses or permits generally necessary for conducting its manufacturing business.

17.2.    Audit. In accordance with the terms of the Quality Agreement, if applicable, and subject to Supplier’s obligations of confidentiality to third parties, upon reasonable advance written notice, Supplier shall allow Company’s representatives to visit the facilities of Supplier once per year, unless for cause, during normal business hours at mutually agreed upon times, and in a manner designed to minimize any business interruption to Supplier, in order to verify that the manufacturing of the Products are being performed in accordance with the requirements of this Agreement, the Quality Agreement and all Applicable Laws, including review of the records described in Section 17.7. Supplier shall use commercially reasonable efforts to facilitate any such audit, including providing access to its employee, agents, equipment and facilities. Company’s duly authorized agents and representatives shall be required to sign Supplier’s standard confidential disclosure agreement prior to being allowed access to Supplier’s facility. Such agents and representatives shall comply with Supplier’s rules and regulations. Company shall indemnify and hold harmless Supplier for any action or activity of such agents or representatives while on Supplier’s premises. The results of any such audits shall constitute Confidential Information under this Agreement. Any audit pursuant to this Section shall be for a commercially reasonable amount of time, in accordance with the terms set forth in the Quality Agreement.

17.3.    Regulatory Inspection. Each Party agrees to inform the other Party in accordance with the terms of the Quality Agreement of any inspection by any regulatory authority that directly relates to the manufacture of the Products under this Agreement. Supplier shall cooperate with such regulatory authority in such inspection and shall permit Company’s representatives to observe such inspection to the extent permitted by Applicable Laws and in accordance with the terms set forth in the Quality Agreement. Company agrees to fully cooperate with and assist Supplier in fulfilling its obligations pursuant to this Section. Company’s representatives shall be required to sign Supplier’s standard confidential disclosure agreement prior to being allowed access to Supplier’s facility. Such representatives shall comply with Supplier’s rules and regulations. Company shall indemnify and hold harmless Supplier for any action or activity of such representatives while on Supplier’s premises. Supplier shall use commercially reasonable efforts to promptly cure deficiencies as noted during any such regulatory inspection. Each Party acknowledges that it may not direct the manner in which the other Party fulfills its obligations to permit inspection by a regulatory authority.

17.4.    Corrective Actions. Product complaints received by Company with respect to Product manufactured by Supplier shall be promptly communicated to Supplier in accordance with the terms of the Quality Agreement. Company shall make all final decisions with respect to any recall, market withdrawal, field alert or correction related to Product (“Corrective Action”), and except as set forth herein or in the Quality Agreement, Company shall have sole responsibility for carrying out a Corrective Action. Company shall promptly notify Supplier if any Product is the subject of a Corrective Action and provide Supplier with a copy of all documents relating to such Corrective Action. Upon request, Supplier shall reasonably cooperate with, and provide reasonable assistance in a timely manner to Company in connection with any such Corrective

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

Action, including without limitation providing information relating to a potential or actual Corrective Action in accordance with the terms of the Quality Agreement. In the event that Supplier believes that a Corrective Action may be necessary or appropriate, Supplier shall notify Company in accordance with the terms of the Quality Agreement. The cost of any Corrective Action shall be borne by Company, except to the extent such Corrective Action results from or arises out of a breach by Supplier of the Product warranty set forth in Section 14.2 above, in which case Supplier shall bear the reasonable cost of such Corrective Action. For clarity, to the extent a Corrective Action is partially caused by Company’s actions or omissions and partially caused by Supplier’s breach of the Product warranty set forth in Section 14.2 above, then each Party shall be responsible for its proportionate share of the Corrective Action expenses based on its proportionate share of causation.

17.5.    Recall Procedures. In the event Company is required to recall any Company Product by a Regulatory Authority or under applicable laws and regulations, or in the event that Company elects to institute a voluntary recall, withdrawal, field alert or similar action (collectively a “Recall”), Company shall be responsible for coordinating such Recall. Company promptly shall notify Supplier if any Company Product is the subject of a Recall and provide Supplier with a copy of all documents relating to such Recall. Supplier shall reasonably cooperate with Company in connection with any Recall. Company shall be responsible for all of the costs and expenses of such Recall, except to the extent (a) the Recall is caused by Supplier’s breach of the Product Warranty (subject to the Warranty Period) and (b) Company gives notice thereof to Supplier on or before the relevant Company Product expiration date, but in no event later than [*] from delivery of same to Company. In such case Supplier shall be responsible for reimbursing Company’s reasonable and documented direct out of pocket costs and expenses of such Recall, in addition to refunding any amounts previously paid for Batches that meet the criteria in (a) and (b) above.

17.6.    Regulatory Filings. Company will be responsible for preparing and submitting any necessary regulatory filings to add Supplier as a manufacturing site in territories where Product is filed. Supplier will provide direct regulatory consulting support to Company at an hourly rate of $[*]/hour, subject to adjustment for changes in Supplier’s standard rates.

17.7.    Records. In accordance with the terms of the Quality Agreement, Supplier will keep accurate and complete records of its manufacture, testing and supply of the Product hereunder and will retain such records for a period of one (1) year following the date of Product expiry, or longer if required by Applicable Laws, after which time such records shall be transferred to Company. Supplier shall use commercially reasonable efforts to maintain such records in a manner that avoids cross-reference to any third party confidential information, so as to facilitate Company’s audit and/or use of any such records.

18.    Intellectual Property

18.1.    Existing Intellectual Property. Subject to Sections 18.2 and 18.3, each Party shall retain all rights in all intellectual property rights owned or controlled by such Party

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

prior to the Effective Date or developed or acquired by such Party during the term of this Agreement.

18.2.    Inventions.

18.2.1.    Company shall own all right, title, and interest in and to any and all ideas, inventions, or improvements (whether patentable or unpatentable) that are developed solely by Supplier or jointly by Supplier and Company in the course of performing work for Company and that relate solely to the Products, along with all intellectual property rights, with respect thereto (the “Product Inventions”). Supplier agrees to communicate all Product Inventions promptly to Company. Supplier hereby assigns and transfers to Company all right, title, and interest in the Product Inventions, and Supplier agrees to take all further acts reasonably required to evidence such assignment and transfer to Company at Company’s expense.

18.2.2.    Any Inventions (other than the Product Inventions) that are developed solely by Supplier in the course of performing work for Company, along with all intellectual property rights with respect thereto (“Supplier Inventions”), shall be owned solely by Supplier, subject to the license granted in Section 18.3. Any Inventions (other than the Product Inventions) that are developed jointly by Supplier and Company in the course, of performing work for Company, along with all intellectual property rights with respect thereto (“Joint Inventions”), shall be owned jointly by Supplier and Company, and each shall have the right to use such Joint Inventions, without the consent of, or a duty of accounting to, the other. For the avoidance of doubt, all inventions developed solely by Company, along with all intellectual property rights with respect thereto, shall be owned solely by Company (“Company Inventions”).

18.2.3.    Supplier shall enter into an agreement with each employee or agent of Supplier performing work in connection with the manufacture and supply of Product hereunder, pursuant to which such person shall grant all rights in Inventions developed by such employee or agent in the course of such work, such that Supplier can comply with the terms of this Section 18.2.3. All Product Inventions and Company Inventions and any Confidential Information specifically related thereto shall be Company’s Confidential Information subject to the confidentiality provisions of Section 19. All Joint Inventions and any Confidential Information specifically related thereto shall be the Confidential Information of both Parties subject to the confidentiality provisions of Section 19. All Supplier Inventions and any Confidential Information specifically related thereto shall be Supplier’s Confidential Information subject to the confidentiality provisions of Section 19.

18.3.    License. Company hereby grants to Supplier a non-exclusive, limited sublicensable, limited transferable (in accordance with Section 25.3), fully-paid, royalty-free license to use Company’s Confidential Information, Product Inventions, and Company Inventions solely as necessary for Supplier to carry out its obligations hereunder, including Company’s Intellectual Property to label and package the Product.

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

The purchase of the Products shall confer on Company and its Affiliates, and their respective subcontractors, distributors, and agents, an irrevocable, world-wide, royalty-free, non-exclusive non-transferable license under Supplier’s patent applications, patents, copyrights, trade secrets, trademarks or other intellectual property rights it owns or controls, to use, test, market, sell, lease, distribute or otherwise use and dispose of such Products (either alone or together with other products). In addition, Supplier hereby grants to Company a fully-paid, royalty-free, irrevocable, sublicensable, non-exclusive license, under (a) any patent right claiming a Supplier Invention that is owned or controlled by Supplier and (b) any other Supplier Invention that is disclosed to Company, in each case to use the applicable Supplier Invention to make, have made, import, sell, and offer for sale Products and any improvements to such Products. Except as expressly set forth in this Section, no license or other right to intellectual property is granted hereunder.

19.    Confidentiality

19.1.    Confidentiality Obligation. Subject to Section 19.2, during the term of this Agreement and for [*] thereafter (and, in the case of information that constitutes a trade secret, continuing after the end of such [*] period for so long as such information remains a trade secret under Applicable Law), each Party shall not use for any purpose other than the purposes expressly permitted or contemplated under this Agreement, and shall not disclose to any Third Party, the confidential or proprietary information of the other Party (“Confidential Information”), except that either Party may disclose Confidential Information on a need-to-know basis to its Affiliates and its and their respective directors, officers, employees, consultants, advisors, subcontractors or agents who are subject to obligations of confidentiality and non-use that are (i) no less restrictive than those set forth herein, or (ii) approved by the other Party in advance of such disclosure. Upon written request of the other Party, a Party will promptly return to the other Party, or destroy, all documents, notes and other tangible materials representing the Confidential Information of such other Party and all copies thereof; provided, however, that such other Party may retain a single archival copy of the Confidential Information for the sole purpose of facilitating compliance with the surviving provisions of this Agreement. Notwithstanding anything to the contrary herein, each Party may retain such copies of the Confidential Information as are required to be retained under Applicable Law. Except as expressly set forth in this Agreement, neither Party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other Party’s express prior written consent. Company shall not use Supplier’s name in a manner that could be construed as an endorsement of Company’s Product, including any scientific conclusion as to safety or efficacy.

19.2.    Exceptions. The obligations of confidentiality and non-use contained in Section 19.1 shall not apply to any Confidential Information to the extent that it can be established by the Party receiving the Information (the “Receiving Party”) that such Information: (а) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party; (b) was part of the public domain at the time of its disclosure to the Receiving Party or became part of the public domain after its disclosure to the Receiving Party through no fault of the Receiving Party; (с) was disclosed to the Receiving Party, other than under an obligation

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or (d) was independently discovered or developed by employees or agents of the Receiving Party without the use of or access to Confidential Information of the disclosing Party.

19.3.    Authorized Disclosure. Each Party may disclose Confidential Information of the other Party to the extent such disclosure is reasonably necessary in complying with applicable laws, including securities laws, governmental regulations or court orders, and obtaining regulatory or other government approvals, provided that a Party making any such disclosure uses its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed and to minimize the extent of such disclosure. In the event either Party is required to make a press release or public disclosure relating to this Agreement or the transactions contemplated hereunder, the Disclosing Party shall use commercially reasonable efforts to obtain the approval of the other Party as to the form, nature and extent of such press release or public disclosure prior to making such disclosure.

19.4.    Injunctive Relief. The Parties expressly acknowledge and agree that any breach or threatened breach of this Section 19 by the Receiving Party may cause immediate and irreparable harm to the disclosing Party which may not be adequately compensated by damages. Each Party therefore agrees that in the event of such breach or threatened breach, and in addition to any remedies available at law, the disclosing Party shall have the right to seek equitable and injunctive relief without bond, in connection with such a breach or threatened breach.

19.5.    Other Confidentiality Agreements. In the event that the Parties have entered into (or enter into during the Term hereof) a confidentiality agreement(s), the terms of this Agreement shall supersede any such agreement(s) between the Parties in connection with the Confidential Information disclosed pursuant to this Agreement, including, without limitation, the representations and warranties by either Party regarding the Confidential Information, the definition of Confidential Information, and the use or non-use of such Confidential Information.

20.    Representations and Warranties

20.1.    Due Authorization. Each Party represents and warrants to the other Party as of the Effective Date that (a) it is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization, and has the full right, power and authority to enter into this Agreement, to perform its obligations hereunder; and (b) this agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

20.2.    No Debarred Person. Each of Company and Supplier respectively represents and warrants that it will not employ, contract with, or retain any person directly or indirectly to perform any of its obligations under this Agreement if such person is under

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

investigation by the FDA for debarment or is presently debarred by the FDA pursuant to the Generic Drug Enforcement Act of 1992, as amended (21 U.S.C. § 301, et seq.). In addition, each of Company and Supplier represents and warrants that it has not engaged in any conduct or activity that could lead to any such debarment actions. If during the Term, Company, Supplier or any person employed or retained by it to perform any of its obligations under this Agreement (i) comes under investigation by the FDA for a debarment action, (ii) is debarred, or (iii) engages in any conduct or activity that could lead to debarment (the “Supplier Debarment Activity” or “Company Debarment Activity”, as applicable), Company or Supplier shall immediately notify the other Party of same. Each of Supplier or Company shall have the right to terminate this Agreement upon the occurrence of any above stated Debarment Activity, pursuant to Section 23.4.

20.3.    Materials. Company represents and warrants that all Materials shall comply with all applicable specifications, shall have been produced in compliance with all Applicable Laws, and shall not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws.

20.4.    Safe Handling Instructions. Company shall provide Supplier with specific safe handling instructions for similar operations, health and environmental information and/or safety data sheets that are applicable to and available for the Products, [*], [*] or any other Materials applicable the Product manufacturing process, and will be disclosed to Supplier in writing by Company in sufficient time for review and training by Supplier prior to delivery of Products. Supplier shall comply with such instructions in the performance of this Agreement.

20.5.    Intellectual Property. Company represents and warrants that, to the best of its knowledge (a) it has all necessary authority to use and to permit Supplier to use pursuant to this Agreement all intellectual property related to the Product, [*] or other Materials that is necessary for Supplier’s performance under this Agreement, and (b) there are no patents, trade secrets or other intellectual property or other proprietary rights of any third parties related to the Product, [*] or other Materials that would be violated, infringed, misappropriated or misused by Supplier’s performance of this Agreement.

20.6.    Use of Deliverables. Company represents and warrants that it shall use, hold and dispose of the results, data, samples and other materials and deliverables provided to it by Supplier solely as set forth in the relevant Product Appendix and in compliance with all Applicable Laws (including in connection with any such items that are not labeled); specifically, Company shall not sell any Product for human consumption unless such sale is permitted by an applicable Regulatory Approval from appropriate governmental authorities.

20.7.    Compliance with Laws. Each of Supplier and Company respectively represents and warrants that it will comply with all laws applicable to its performance under this Agreement.

20.8.    Complete and Accurate Information. Company represents and warrants that unless otherwise agreed by the Parties in writing, Company (a) has provided and will continue to provide Supplier with complete and accurate scientific data regarding the

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

Product and Company’s requirements under each Product Appendix, including, without limitation, test methods in each case to the extent necessary for Supplier to perform its work under Product Appendix (b) has provided and will continue to provide Supplier with complete and accurate information necessary to develop the scope of work and estimated or fixed costs under each Product Appendix, (c) has reviewed and approved and will continue to review and approve all Specifications and protocols as applicable, (d) will review and approve all in-process and finished Product test results to ensure conformity of such results with the Specifications, regardless of which Party is responsible for finished Product release, and (e) has prepared and made and will continue to prepare and make all necessary submissions to the FDA and any other regulatory authorities as applicable.

20.9.    Warranty Disclaimer. EXCEPT AS EXPLICITLY STATED IN THIS THIS SECTION 20, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF COMPANY OR SUPPLIER; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

21.    Insurance.

21.1.    Supplier, at its sole cost and expense, shall secure and maintain in full force and effect throughout the Term of this Agreement and for [*] thereafter, (i) Workers’ Compensation insurance with coverage in accordance with statutory limits, and (ii) Commercial General Liability insurance, including blanket contractual liability with limits of not less than $[*] per occurrence and $[*] aggregate. Certificates evidencing such insurance shall be made available for examination upon request by Company.

21.2.    Company, at its sole cost and expense, shall secure and maintain in full force and effect throughout the Term of this Agreement and for [*] thereafter, (i) Workers’ Compensation insurance with coverage in accordance with statutory limits, (ii) Commercial General Liability insurance, including blanket contractual liability with limits of not less than $[*] per occurrence and $[*] aggregate, (iii) Products and Completed Operations Liability insurance (including coverage for Products used in clinical trials, if applicable) with a per-occurrence limit of not less than $[*], and (iv) All Risk Property insurance, including transit coverage, in an amount equal to full replacement value covering Company’ property while it is at Supplier’s facilities or in transit to, from or between Supplier’s facilities. Supplier shall be named an additional insured under the Products and Completed Operations Liability insurance policies with respect to the Products and completed operations outlined in this Agreement. Certificates evidencing such insurance shall be made available for examination upon request by Supplier.

22.    Indemnification; Limitation of Liability

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

22.1.    Indemnification by Supplier. Supplier shall indemnify, defend and hold harmless Company, its Affiliates, their respective directors, officers, employees, and agents, and their respective successors, heirs and assigns (the “Company Indemnitees”), against all liabilities, damages, losses and expenses (including without limitation, reasonable attorneys’ fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed upon the Company Indemnitees, or any of them, as a direct result of claims, suits, actions, demands or judgments of Third Parties, including without limitation personal injury and product liability claims (collectively, “Claims”), to the extent arising out of: (a) the breach of any of Supplier’s representations and warranties under this Agreement; or (b) the negligence or willful misconduct of Supplier, its Affiliates, or their officers, directors, employees and agents. The foregoing indemnity obligation shall not apply to the extent that (i) the Company Indemnitees fail to comply with the indemnification procedures set forth in Section 22.3 and Supplier’s defense of the relevant Claims is prejudiced by such failure, or (ii) any Claim arises from, is based on, or results from the breach of any of Company’s obligations under this Agreement, including its representations and warranties, or the Gross Negligence or Willful Misconduct of Company, its Affiliates, or their officers, directors, employees and agents.

22.2.    Indemnification by Company. Company shall indemnify, defend and hold harmless Supplier, its Affiliates, their respective directors, officers, employees, consultants and agents, and their respective successors, heirs and assigns (the “Supplier Indemnitees”), against all Losses incurred by or imposed upon the Supplier Indemnitees, or any of them, as a direct result of Claims, to the extent arising out of: [*]. The foregoing indemnity obligation shall not apply to the extent that (i) the Supplier Indemnitees fail to comply with the indemnification procedures set forth in Section 22.3 and Company’s defense of the relevant Claims is prejudiced by such failure, or (ii) any Claim arises from, is based on, or results from the breach of any of Supplier’s obligations under this Agreement, including its representations and warranties, or the Gross Negligence or Willful Misconduct of Supplier, its Affiliates, or their officers, directors, employees and agents.

22.3.    Indemnification Conditions and Procedures. If either Party is seeking indemnification under Sections 22.1 or 22.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such section as soon as reasonably practicable after receiving notice of the claim. The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnifying Party. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party may enter into a settlement agreement with a claimant but shall not admit liability to a claimant without the prior written permission of the Indemnified Party. If the Parties cannot agree as to the application of Section 22.1 or 22.2 as to any claim, pending resolution of the dispute pursuant to Article 11, the parties may conduct separate defense of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 22.1 or 22.2 upon resolution of the underlying claim.

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

22.4.    Mitigation of Loss. Each Indemnified Party will take and will procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this Section 24. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

22.5.    Limitation of Liability.

22.5.1.    NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS, REVENUES OR DATA SUFFERED BY THE OTHER PARTY, EXCEPT IN THE EVENT OF A PARTY’S BREACH OF ITS OBLIGATIONS UNDER SECTION 19 OR TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER SECTION 22.

22.5.2.    SUPPLIER SHALL HAVE NO LIABILITY UNDER THIS AGREEMENT FOR ANY AND ALL CLAIMS FOR LOST, DAMAGED OR DESTROYED PRODUCT, [*] OR OTHER MATERIALS, WHETHER OR NOT SUCH PRODUCT, [*] OR OTHER MATERIALS ARE USED IN THE MANUFACTURE AND SUPPLY OF PRODUCT, EXCEPT IF SUCH LOSS, DAMAGE, OR DESTRUCTION IS THE RESULT OF SUPPLIER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IT SHALL BE ASSUMED THAT THE VALUE OF ANY [*] FOR EACH LOT IS EQUAL OR LESS THAN $[*] UNLESS OTHERWISE SPECIFIED BY COMPANY IN WRITING. For the avoidance of doubt, Supplier shall not be liable for any loss of Product, [*] or other Materials which is attributable to the applicable manufacturing process or storage of such items provided that Supplier has complied with Applicable Laws, cGMP, instructions in the applicable Batch Records approved by Company, and storage instructions provided by Company.

22.5.3.    SUPPLIER’S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED THE LARGER OF (A) $[*] AND (B) [*].

23.    Term and Termination

23.1.    Term. The initial term of this Agreement shall commence on the Effective Date and continue thereafter until the seventh anniversary of the date of the Minimum Effective Date, unless it earlier terminates as set forth below. This Agreement may be renewed for one additional successive three (3) year term upon mutual written agreement of the Parties. The initial term and any renewal terms are referred to herein as the “Term.” Each consecutive 12-month period beginning on the date of the Minimum Effective Date is referred to as a “Contract Year.”

23.2.    Termination by Company.

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

23.2.1.    Company may terminate this Agreement at any time without cause for its convenience, effective upon [*]’ notice to Supplier. Notwithstanding anything to the contrary herein, in the event this Agreement is terminated by Company without cause within the first [*]post Minimum Effective Date, Company shall remain obligated to purchase (i) the amounts of Product set forth in any Orders and Binding Forecasts, and (ii) the remaining [*] Minimum volume for [*] through [*] set forth in this Agreement as applicable, and (iii) Company shall pay Supplier [*]% of the value of the [*] Minimums for [*] and [*]. In the event this Agreement is terminated by Company without cause after the first [*] post Minimum Effective Date, Company shall remain obligated to purchase (i) the amounts of Product set forth in any Orders and Binding Forecasts, and (ii) the minimum volumes during the notice period, and (iii) Company shall pay Supplier [*]% of the value of the remaining [*] Minimums for [*] and [*]. Supplier shall remain obligated to perform during the remainder of the term of the agreement.

23.2.2.    Company may terminate this Agreement upon written notice to Supplier for Supplier Delay beyond [*] from the Target Completion Date pursuant to Section 11.2.

23.3.    Termination for Breach. Either Party may terminate this Agreement, at any time during the Term, by giving written notice to the other Party, in the event that the other Party commits a material breach of its obligations under this Agreement and (i) if such breach is not a payment default, such material breach remains uncured for [*], and (ii) if such breach is a payment default, such material breach remains uncured for [*], in each case measured from the date written notice of such material breach is given to the breaching Party. No such termination hereunder shall be effective if either Party can cure the cause of termination within [*] (or [*], as applicable). If the cause of the termination cannot be fully cured within [*], the termination will be delayed if either Party has commenced actions to cure within [*].

23.4.    Termination for Debarment. Company and Supplier shall respectively have the right to terminate this Agreement immediately upon written notification to the other Party upon the occurrence of any Debarment Activity. In the event such Debarment Activity is based on the debarment of a Party’s personnel, the affected Party shall have the option and right to cure the Debarment Activity issue and prevent termination by taking any and all necessary disciplinary actions, including but not limited to permanently removing the applicable personnel from any further contact or involvement of any kind with the performance of such Party’s obligations under this Agreement.

23.5.    Termination for Insolvency. Either Party may terminate this Agreement immediately in the event the other Party seeks the protection of any Chapter 7 bankruptcy court, becomes insolvent, or makes an assignment for the benefit of creditors.

23.6.    Termination Due to Force Majeure. Subject to Section 25.8, either Party may terminate this Agreement in the event a Force Majeure event suffered by one Party causes any delay in or interference with the performance of such Party under this Agreement, and such delay or interference continues for more than [*], with such termination effective upon written notice of termination to the non-performing Party.

23.7.    Failure to Supply. In the event Supplier fails to supply and release at least [*]% of the Batches under accepted Purchase Orders covering any

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

period of a [*] days, solely and directly as a result of Supplier’s: (i) negligence; (ii) failure to adhere to the terms of this Agreement; or (iii) failure to materially comply with cGMP or other Applicable Law, then the Parties will meet and agree on and implement a delivery improvement action plan within [*]. If after implementation of such action plan there is subsequently a failure to supply and release at least [*]% of the Batches under accepted Purchase Orders covering any [*] period solely and directly as a result of Supplier’s (i) negligence; (ii) failure to adhere to the terms of this Agreement or (iii) failure to materially comply with cGMP or other Applicable Law, then Company, as its sole and exclusive remedy shall have the right to terminate this Agreement immediately upon written notice, including the right to cancel outstanding purchase orders without a cancellation fee, and in such case will be responsible only for paying for services properly performed and non-cancellable commitments of Supplier up to the date of termination. Company and Supplier acknowledge and agree that all Production timelines and target yields are approximate and subject to risks and uncertainties inherent, for example, in technology transfer and the biopharmaceutical industry generally and in the Production materials and technologies. The Company and Supplier agree to negotiate in good faith an appropriate yield target, tolerances and minimum obligation per Batch following the validation of Company’s process and the subsequent Production and release of [*] Batches of Company Product, along with Batch price adjustments (up or down) in the event of a shortfall due to the fault of Supplier or in the event of excess or below minimum yield. All process parameters and uniformity data for the PPQ Batches will be considered in this negotiation. Supplier will be responsible for refunding the full amount of any remaining depreciation on the Equipment and Facilities that Company has funded with the Company Contribution. Additionally, Supplier will be subject to [*]% penalty of the cumulative amount of remaining depreciated values of the Equipment and lost revenues during the failure to supply period. Notwithstanding the foregoing, Company shall not be entitled to terminate this Agreement or any outstanding purchase orders, and Supplier shall not be responsible for any refunds or any of the Batches are not fulfilled to the extent due to Company’s actions or inactions, including but not limited to Company’s failure to supply [*] or Company supplied Materials, or a Force Majeure event.

23.8.    Change of Control of Supplier or Company. In the event of the direct or indirect change in ownership or control or corporate reorganization, which results in a new party of group assuming control of Supplier and/or Company, the terms of this Agreement shall continue with both Parties being obligated to continue under the original terms of this Agreement. If modification of the Agreement is desired by either Party after the change of control, they shall negotiate in good faith to come to mutually agreed upon modified terms. If a written amendment is not reached by the Parties, the original terms of the Agreement shall govern.

23.9.    Effects of Termination. Upon termination or expiration of this Agreement:

23.9.1.    If requested by Company, Supplier shall terminate the manufacturing of the Product (as applicable), in an orderly manner as soon as practical and in

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

accordance with a schedule agreed to by Company, unless Company notifies Supplier that manufacturing in progress should be completed.

23.9.2.    Supplier shall deliver to Company all remaining Materials (in whatever stage of development or completion), and Products ordered by Company, at Company’s cost and expense.

23.9.3.    Termination or expiration of this Agreement shall not affect either Party’s rights or obligations accruing prior to such termination or expiration, including liability for any breach of this Agreement it may have committed before such termination or expiration. Notwithstanding anything to the contrary herein, in the event this Agreement is terminated by Supplier for cause, Company shall remain obligated during the notice period to purchase (i) the amounts of Product set forth in any Orders and Binding Forecasts, and (ii) a pro rata portion of any applicable [*] Minimums set forth in this Agreement.

23.9.4.    The sections of this Agreement that by their nature are intended to survive its expiration or termination, including but not limited to Sections 14.2, 14.3, 17.4, 17.5, 17.6, 19, 21, 22, 23.9, 24 and 25 shall survive any termination or expiration of this Agreement, together with any provisions of a Product Appendix that would by their nature survive such termination or expiration, subject to any time limitations stated therein.
24.    Dispute Resolution

24.1.    Disputes. The Parties recognize that disputes as to certain matters may occur from time to time that relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 24 if and when a dispute arises under this Agreement. In the event of any disputes, controversies or differences which may arise between the Parties out of or in relation to or in connection with this Agreement, including any alleged failure to perform, or breach, of this Agreement, or any issue relating to the interpretation or application of this Agreement, then upon the request of either Party, the Parties agree to meet and discuss in good faith a possible resolution thereof, which good faith efforts shall include at least one in-person meeting between senior management of each Party; provided that, each Party agrees that any statute of limitation or survival period with respect to such dispute shall be tolled during such discussions. If the matter is not resolved within [*] following the request for discussions, either Party may then invoke the provisions of Section 24.2.

24.2.    Arbitration. Any dispute, controversy or claim arising out of or relating to the validity, construction, interpretation, enforceability, breach, performance, application or termination of this Agreement that is not resolved pursuant to Section 24.1, shall be settled by binding arbitration administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures of JAMS then in effect (the “JAMS Rules”), except as otherwise provided herein. The arbitration shall be governed by the

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

United States Federal Arbitration Act, 9 U.S.C. §§ 1-16 (the “Federal Arbitration Act”), to the exclusion of any inconsistent state laws. The United States Federal Rules of Civil Procedure shall govern discovery and the Federal Rules of Evidence shall govern the rules of evidence for the arbitration. The arbitration will be conducted in New York, New York. Any situation not expressly covered by this Agreement shall be decided in accordance with the JAMS Rules.

24.3.    Arbitrator. The arbitrator shall be one (1) neutral, independent and impartial arbitrator selected from a pool of retired federal judges or magistrates to be presented to the Parties by JAMS. Failing the agreement of the Parties as to the selection of the arbitrator within [*], the arbitrator shall be appointed by JAMS in accordance with the JAMS Rules.

24.4.    Decision. A written decision shall be rendered by the arbitrator following a full comprehensive hearing, no later than [*] following the selection of the arbitrator as provided for in Section 24.3. Reasons for the arbitrator’s decisions shall be set forth in accordance with the JAMS Rules. The arbitrator shall not have the authority to fashion remedies which would not be available to a federal judge hearing the same dispute.

24.5.    Award. Any award shall be promptly paid in United States dollars free of any tax, deduction or offset; and any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by Applicable Law, be charged against the Party resisting enforcement. Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Article 24, and agrees that, subject to the Federal Arbitration Act, judgment may be entered upon the final award in any court of competent jurisdiction and that other courts may award full faith and credit to such judgment in order to enforce such award. The award shall include interest from the date of the award until paid in full, at a rate fixed by the arbitrator and the arbitrator may, in his or her discretion, award pre-judgment interest. With respect to money damages, nothing contained herein shall be construed to permit the arbitrator or any court or any other forum to award punitive, consequential, special or exemplary damages. By entering into this agreement to arbitrate, the Parties expressly waive any claim for punitive, consequential, special or exemplary damages, subject to the exceptions set forth in Section 22.5.
24.6.    Costs. The arbitrator shall assess his or her costs, fees and expenses against the Party losing the arbitration and shall require such losing Party to reimburse the other Party for all of its reasonable attorneys’ fees, costs, and disbursements arising out of the arbitration (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, and so on), provided that any such reimbursement shall not exceed a total of [*]. Notwithstanding the foregoing, if the arbitrator believes that neither Party is the clear loser, the arbitrator shall divide his or her costs, fees, and expenses according to his or her sole discretion, and each Party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration.

24.7.    Injunctive Relief. Provided a Party has made a sufficient showing under the rules and standards set forth in the Federal Rules of Civil Procedure and applicable case law, the arbitrator shall have the freedom to invoke, and the Parties agree to abide by, injunctive measures after either Party submits in writing for arbitration claims

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

requiring immediate relief. Additionally, nothing in this Section 24 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

24.8.    Confidentiality. The arbitration proceeding shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required to comply with Applicable Laws, including rules and regulations promulgated by the SEC, the NASDAQ Stock Market or any other securities exchanges, no Party shall make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of the arbitrator without prior written consent of the other Party. The existence of any dispute submitted to arbitration, and the award, shall be kept in confidence by the Parties and the arbitrator, except as required in connection with the enforcement of such award or as otherwise required by Applicable Law.

24.9.    Survivability. Any duty to arbitrate under this Agreement shall remain in effect and be enforceable after termination or expiration of this Agreement for any reason.

25.    General Provisions

25.1.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflict of laws. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

25.2.    Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use commercially reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

25.3.    Assignment and Delegation; Successors and Assigns. This Agreement may not be assigned, nor may any right or obligation hereunder be assigned or delegated, by either Party except as set forth herein or without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement and assign or delegate its rights and obligations hereunder: (a) in whole or in part to an Affiliate of such Party provided that such Party remains responsible for such Affiliate’s performance and such Party remains, and such Affiliate agrees to be, subject to the confidentiality obligations set forth in Section 19, or (b) in whole (but not in part) to its successor in interest in connection with the sale of all or substantially all of its stock or its assets, or in connection with a merger, acquisition, by

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

operation of law or otherwise, provided that if such Party remains in existence following such assignment then such Party shall remain subject to the confidentiality obligations set forth in Section 19. Subject to the foregoing, the terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.

25.4.    Notices. All notices which are required or permitted hereunder shall be in writing and shall be deemed given when received if delivered personally, sent by facsimile (receipt verified and promptly confirmed by personal delivery, registered or certified mail or overnight courier), or sent by nationally-recognized overnight courier, or when received or refused if sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address for a Party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

If to Supplier:

Lyophilization Services of New England, Inc.
[*][*]
[*]

If to Company:

Revance Therapeutics, Inc. [*]
[*]
[*]
[*]

With CC to General Counsel
[*]
25.5.    Independent Contractors. It is expressly agreed that Supplier and Company shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Supplier nor Company shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

25.6.    Construction. Section headings are included in this Agreement merely for convenience of reference; they are not to be considered part of this Agreement or used in the interpretation of this Agreement. No rule of strict construction will be applied in the interpretation or construction of this Agreement.
25.7.    Waiver. All waivers must be in writing and signed by the Party to be charged. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

25.8.    Force Majeure. The Parties shall use commercially reasonable efforts to perform their obligations under this Agreement in accordance with this Agreement and

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

any timelines set forth in the Product Appendices. Notwithstanding the foregoing, either Party shall be excused from performing its obligations under this Agreement, except for payment obligations, if its performance is delayed or prevented by any event of Force Majeure provided that such performance shall be excused only to the extent of and during such disability. The Party affected by any Force Majeure shall give to the other Party prompt written notice of the Force Majeure event and a good faith estimate of the continuing effect of the Force Majeure condition and the duration of the affected Party’s nonperformance. Any time specified for completion of performance under this Agreement falling due during or subsequent to the occurrence of any such disability shall be automatically extended for a period of time equal to the period of such disability.

25.9.    Entire Agreement; Amendments. This Agreement, including the Product Appendices hereunder and together with the Quality Agreement, if applicable, is the final, complete, and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes and merges all prior or contemporaneous written or oral communications and understandings between the Parties with respect to the subject matter hereof. No modification of or amendment to this Agreement or any Product Appendix hereunder will be effective unless in writing and signed by the Party to be charged.

25.10.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute together the same instrument. This Agreement may be executed by facsimile, PDF, or other electronic signature. Any photocopy, facsimile or electronic reproduction of the executed Agreement shall constitute an original.

Signature Page to Follow

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

In Witness Whereof, the Parties have executed this Commercial Supply Agreement as of the Effective Date.

REVANCE THERAPEUTICS, INC.	LYOPHILIZATION SERVICES OF NEW ENGLAND, INC.

By: /s/ Mark J. Foley	By: /s/ Matthew Halvorsen
Name: Mark J. Foley	Name: Matthew Halvorsen
Title: President and Chief Executive Officer	Title: President
Date: 4/6/21	Date: 4/6/21

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

Exhibit A
Product Appendix

This Product Appendix is incorporated into the Commercial Supply Agreement dated [____________] by and between Company and Supplier (for the purposes of this Product Appendix, the “Agreement”). This Product Appendix describes Process, Product Specifications, and other requirements with respect to the Product set forth below. In the event of any conflict between the Agreement and any provision of this Product Appendix, the Agreement will control unless the Parties’ intent to alter the terms of the Agreement is expressly set forth in this Product Appendix, and such alteration shall only apply to this Product Appendix and shall not be construed as an amendment to the terms of the Agreement with respect to any other Product Appendix. All capitalized terms used and not expressly defined in this Product Appendix will have the meanings given to them in the Agreement.

Product: [*]

Product Specifications
The specification for [*] is included below.
The specification for [*] is being developed, and will be provided in the Quality Agreement.

Release Specification for [*]. [*]

Attribute/Test	Method	Acceptance Criteria
[*]	[*]	[*]
[*]		[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]		[*]
[*]		[*]
[*]		[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

Batch Size:
◦Batch size [*] ([*]) Approximately [*]
◦Batch size [*] ([*]) Approximately [*]*
◦Batch size [*] ([*]) Approximately [*]
◦Batch size [*] ([*]) Approximately [*]
*Final batch size may be limited by [*]

Process
cGMP Drug Product Manufacturing process to be used for- [*]:
[*]

Lead Time for Ordering and Delivery
[Lead time between order date and first delivery date]

Rolling Forecast
[*]

Binding Forecast
[*]

Inspection Period for Product
[Period for Company to inspect Product and notify of Defective Product]

Required Product Shelf Life
[Minimum shelf life upon delivery]

Maintaining Safety Stocks
[To include provision for maintenance of safety stocks of finished or in-process Product and materials]

Territory
[*]
Company will notify supplier prior to any Regulatory Submission(s)

Labeling
Company has requested to have [*].

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

Exhibit B
Product Appendix

This Product Appendix is incorporated into the Commercial Supply Agreement dated [____________] by and between Company and Supplier (for the purposes of this Product Appendix, the “Agreement”). This Product Appendix describes Process, Product Specifications, and other requirements with respect to the Product set forth below. In the event of any conflict between the Agreement and any provision of this Product Appendix, the Agreement will control unless the Parties’ intent to alter the terms of the Agreement is expressly set forth in this Product Appendix, and such alteration shall only apply to this Product Appendix and shall not be construed as an amendment to the terms of the Agreement with respect to any other Product Appendix. All capitalized terms used and not expressly defined in this Product Appendix will have the meanings given to them in the Agreement.

Product: [*]

Product Specifications
Both Specifications and Final Process for [*] are being developed. The Specification for [*] will be provided in the Quality Agreement.

Batch Size:
◦Batch size [*] ([*]) Approximately [*]
◦Batch size [*] ([*]) Approximately [*]
*Final batch size may be limited by [*]

Process
Draft cGMP Drug Product Manufacturing process to be used for [*] ([*]). The process is still being developed; a rough estimate of the process is provided below:

a.[*]

Lead Time for Ordering and Delivery
[Lead time between order date and first delivery date]

Rolling Forecast
[*]Binding Forecast
[*]Inspection Period for Product
[Period for Company to inspect Product and notify of Defective Product]

Required Product Shelf Life
[Minimum shelf life upon delivery]

Maintaining Safety Stocks
[To include provision for maintenance of safety stocks of finished or in-process Product and materials]

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

Territory
[*];
Company will notify supplier prior to any Regulatory Submission(s)

Labeling
Company has requested to have [*].

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

Exhibit C
Critical Components in [*]

Critical Components for [*]

Component Name	Manufacturer / Part No.
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

Critical Components for [*]-

Component	Manufacturer/ Part No.
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

[*]
[*] Information for [*]

Component	Manufacturer	Manufacturer Part#
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

[*] Information for [*]

Component	Manufacturer	Manufacturer Part#
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.

Exhibit D
Work Order Template

Work Order – Number X The Scope of Work covered in this Work Order is governed by the terms of the Commercial Supply Agreement executed on __________.
Date:
From:	Ship To:
Method of Transportation:	Payment Information:
PO Number/Reference Number	Requested Delivery Date: Shipping Terms:
Scope of Work	Unit Price	Quantity	Total

Total:
Company Signature: Date:	Supplier Signature: Date:
Attachments:

CERTAIN CONFIDENTIAL INFORMATION
CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE REVANCE THERAPEUTICS, INC., HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT REVANCE THERAPEUTICS, INC. TREATS AS PRIVATE AND CONFIDENTIAL.